Exhibit 10.20

CONFIDENTIAL

[FORM OF]

AMENDMENT #1 TO

CHANGE OF CONTROL SEVERANCE AGREEMENT

This Amendment #1 is made as of April 2, 2004 (the “Agreement”), by and between Agilent Technologies, Inc., a Delaware corporation (the “Company”) and                      (“Executive”) to the Change of Control Severance Agreement, dated as of             , 2002, between the Company and Executive (the “Original Agreement”). All capitalized terms not otherwise defined herein shall have the same meaning as defined in the Original Agreement.

R E C I T A L S

WHEREAS, the Company and Executive desire to amend the Original Agreement in the manner set forth below.

NOW, THEREFORE, THE PARTIES AGREE AS FOLLOWS:

1. Amendments to the Original Agreement. The parties agree that the Original Agreement shall be amended as follows:

1.1 Replacement and Renumbering of Section 3.5. The current Section 3.5 shall be deleted in its entirety and replaced with the following:

“3.6 Bonus. If a Termination Event occurs, Executive shall receive a bonus for the performance period in which the Termination Event occurs. The amount of the bonus shall be equal to the amount of the bonus the Executive would have been paid had the Executive continued his employment with the Company until the end of such performance period multiplied by a fraction in which (i) the numerator is the number of days from and including the first day of the performance period until and including the date of the Termination Event, and (ii) the denominator is the number of days in the performance period. Such bonus shall be paid on the date Executive would have received the bonus if the Termination Event had not occurred during such performance period. Executive’s rights to the payment provided in this Section 3.6 shall not be terminated by the application of Section 4.2 of this Agreement.”

1.2 Addition of New Section 3.5. A new Section 3.5 shall be added as follows:

“3.5 Long-Term Performance. (a) In the event of a Change of Control, Executive shall be guaranteed to receive an amount for any Performance Period under the LTPP (as defined below) equal to the greater of (i) the Target Award (as defined in the LTPP) for such Performance Period or (ii) the accrued amount of the payout (i.e. the amount accrued as the expected liability for the LTPP by the Company’s corporate finance department) as of the date of the closing of the Change of Control for such Performance Period, both as prorated on the basis of the percentage of time from the commencement of such Performance Period to the date of the closing of the Change of Control. Notwithstanding the foregoing, in the event the Company amends or modifies the LTPP after the closing of a Change of Control and

Executive would receive a larger amount under such revised LTPP, Executive shall receive such amount in lieu of any amounts to be paid under this Section 3.5. Any payment for any Performance Period under the LTPP shall be made at the earliest of the end of such Performance Period, the termination date of the LTPP or the date of a Termination Event. For purposes of this Section 3.5, “LTPP” shall mean the Long-term Performance Program Description for Section 16 Officers, effective November 1, 2003, as it may be amended from time to time and as in effect as of the date of the closing of the Change of Control, without giving effect to any terminations, amendments or modifications occurring thereafter.

(b) Executive’s rights to the payment provided in this Section 3.5 shall not be terminated by the application of Section 4.2 of this Agreement.”

2. General. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall be effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

AGILENT TECHNOLOGIES, INC., a Delaware corporation

By:
Name:
Title:

[Executive]

Signature

Change of Control Agreement – Amendment #1